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                                                                    EXHIBIT 10.8


                    SUBORDINATION AND INTERCREDITOR AGREEMENT


        This Subordination and Intercreditor Agreement (this "Agreement") is executed this 11th day of November, 1999 by and between Ingram Book Company, a division of Ingram Book Group Inc., a Tennessee corporation, with a principal place of business at One Ingram Boulevard, La Vergne, Tennessee 37086 ("Subordinate Trade Creditor"), and Paragon Capital L.L.C., a Delaware limited liability company with its principal place of business at Hillsite Office Building, Suite 400, 75 Second Street, Needham, Massachusetts 02494 ("Paragon") and Foothill Capital Corporation, a California corporation, with its principal executive offices at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, and, for the purpose of monitoring and servicing the facility referenced herein, its regional offices located at 60 State Street, Suite 1150, Boston, Massachusetts 02109 ("Foothill") (Paragon and Foothill, collectively being "Senior Lender").


                              W I T N E S S E T H:


        WHEREAS, concurrently with the execution of this Agreement (the "Borrower") and Subordinate Trade Creditor are entering into a Memorandum of Understanding dated as of November 8, 1999 (the "Subordinate Trade Credit Agreement") pursuant to which Subordinate Trade Creditor has agreed to continue to make credit available to the Borrower, subject to certain pay out terms, financial covenants and assurances in the Subordinate Trade Credit Agreement, up to the amount of Eleven Million Six Hundred Thousand ($11,600,000) Dollars until December 31, 1999 and up to Nine Million Six Hundred Thousand ($9,600,000) Dollars thereafter pursuant to the terms of the Subordinate Trade Credit Agreement, for the Borrower's purchase of inventory and charges related thereto from the Subordinate Trade Creditor, which amounts, in excess of One Million Five Hundred Thousand ($1,500,000) Dollars, are to be secured by a subordinate security interest in substantially all of the assets of the Borrower. Subordinate Trade Creditor has been extending credit to Borrower pursuant to a Book Return Agreement and Post Petition Trade Facility Agreement, as amended and as approved by the United States Bankruptcy court for the District of Delaware ("Trade Creditor's Post Petition Agreement") and under the Borrower's First Amended Joint Plan of Reorganization as approved by the United States Bankruptcy Court on October 7, 1999 (the "Plan"). Pursuant to the Subordinate Trade Credit Agreement and the Plan, Borrower is to pay Subordinate Trade Creditor Two Million Dollars ($2,000,000) on or before December 31, 1999. Pursuant to Trade Creditor's Post Petition Agreement, the Subordinate Trade Creditor has been extending credit to Borrower and Borrower currently owes Subordinate Trade Creditor the approximate sum of Eleven Million Six Hundred Thousand ($11,600,000) Dollars.

        WHEREAS, Senior Lender and the Borrower are parties to a Loan and Security Agreement between Borrower and Lender dated July 15, 1998, as amended by the First Amendment to Loan and Security Agreement dated August 17, 1998 and the Second Amendment to Loan and Security Agreement dated as of September 9, 1998, and the Post Confirmation Credit Agreement and Ratifications and Third Amendment Agreement dated October 1999 (the "Senior Loan Agreement"), pursuant to which Senior Lender has extended credit to the Borrower; and

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        WHEREAS, the Borrower has requested that the Senior Lender consent to the Borrower's continuing to obtain subordinated trade credit; and

        WHEREAS, Senior Lender has required as a condition to entering into Senior Loan Agreement that Subordinate Trade Creditor enter into this Agreement; and

        WHEREAS, Subordinate Trade Creditor has agreed to enter into this Agreement with full knowledge that Senior Lender would not continue the Senior Loan Agreement and make loans and other extensions of credit under the Senior Loan Agreement but for the agreements of Subordinate Trade Creditor herein contained.

        NOW, THEREFORE, in consideration of the foregoing, the premises and the mutual promise and covenants contained herein, the parties hereby agree as follows:

        1. Terms Defined. As used herein (a) the terms "Senior Lender," and "Subordinate Trade Creditor" shall have the mean meanings given such terms in the preamble hereto, (b) the terms "Borrower," "Senior Loan Agreement," and "Subordinate Trade Credit Agreement" shall have the meanings given such terms in the recitals hereto, and (c) the following terms shall have the following meanings:

                "Collateral" means all rights, interests and property of the Borrower of every nature, and whether now owned or hereafter acquired and wherever located, which is subject to a Senior Lien.

                "Enforcement Action" means any action to enforce payment or performance of any of the Subordinate Obligations or subordinate Trade Credit Documents, including, without limitation, any of the following action: (a) acceleration of the maturity of the Subordinate Obligations, (b) suing for (including, without limitation, the commencement or joining with any other creditors of the Borrower in the commencement of any bankruptcy, reorganization, receivership or insolvency proceeding against the Borrower), (c) the exercise of any right of set-off for the collection of any amounts due in respect of the Subordinate Obligations, except as allowed in this Agreement, or (d) a Lien Enforcement Action. Notwithstanding the foregoing, none of the following shall constitute an "Enforcement Action" for purposes of this Agreement; (i) delivery of any choice of default or other notice to the Borrower pursuant to or in connection with the Subordinate Trade Credit Documents, (ii) the imposition of a "default rate" of interest to the extent permitted under the Subordinate Trade Credit Documents, (iii) the institution by Subordinate Trade Creditor of any action to enforce specific performance of any non-monetary obligation of the Borrower under any of the Subordinate Trade Credit Documents, provided such action and any specific performance is subject to the prior rights of the Senior Lender, or (v) the request by Subordinate Trade Creditor for a draw on the Letter of Credit in accordance with the terms thereof and to the extent permitted by law and hereunder.

                "Letter of Credit" means the Letter of Credit in the aggregate amount of Two Million ($2,000,000) Dollars established by Borrower in favor of Subordinate Trade Creditor which may be drawn by Subordinate Trade Creditor in accordance with the payment terms of the Letter of Credit which shall be in the same form and substance as the attached Exhibit A.


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                "Letter of Credit Draw(s)" means any draw(s), up to an aggregate maximum of Two Million ($2,000,000) Dollars, in accordance with the payment terms of the Letter of Credit and to the extent permitted by law.

                "Lien Enforcement Action" means any action, whether legal, equitable, judicial, nonjudicial or otherwise instituted to enforce any Subordinate Lien or Senior Lien, as the case may be, including without limitation, any repossession, foreclosure, public sale, private sale, set-off, recoupment, exercise of control over or retention of all or any part of the Collateral or any other action that would dispossess Borrower of the Collateral.

                "Permitted Refinancing" means any refinancing, replacement or substitution of the Senior Obligations including any unused commitment under the Senior Loan Agreement, and any number of subsequent refinancings, replacements and substitutions therefore; provided that the principal balance of any such refinancing, replacement or substitution therefor and the undrawn face amount of all letters of credit issued for the account of the Borrower and the drawn but unreimbursed portion of any such letters of credit, in each case provided as part of such refinancing, replacement or substitution, shall not exceed Thirty Five Million ($35,000,000) Dollars and said Permitted Refinancing is on substantially the same terms as the Senior Loan Agreement including but not limited to eligible inventory advance rate and loan reserve.

                "Proceeding" means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower, (b) any liquidation, dissolution or winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment or trust for the benefit of some or all of the Borrower, creditors or any other marshalling of assets and liabilities of the Borrower.

                "Senior Default" means any default or event of default under the Senior Loan Documents.

                "Senior Liens" means all liens, security interests, pledges, hypothecations, mortgages, set-off, recoupment rights and other security devices now or at any time hereafter securing the Senior Obligations.

                "Senior Loan Documents" means the Senior Loan Agreement, the Senior Note, the Senior Security Documents and all other documents, instruments or agreements evidencing, securing or otherwise pertaining to the Senior Obligations as the same may be modified, amended, renewed, extended or restated from time to time.

                "Senior Note" means the Master Note dated November 11, 1999 executed by the Borrower payable to the order of Senior Lender the principal amount of Thirty Five Million ($35,000,000) Dollars.

                "Senior Obligations" means all debts, liabilities and obligations of the Borrower to Senior Lender without arising under or pursuant to the Senior Loan Documents or otherwise, including, without limitation, all obligations to pay principal and interest, including the principal, interest, fees and costs including principal, interest, fees and costs on any Overadvances (as

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defined in the Senior Loan Agreement) under the Senior Loan Agreement, all reimbursement obligations with respect to letters of credit issued pursuant to the Senior Loan Agreement, and all obligations to pay costs, fees and expenses under the Senior Loan Documents, including without limitation, reasonable fees and expenses of counsel to Senior Lender and costs of preservation and protection of the Collateral.

                "Senior Security Documents" means all security agreements, pledge agreements, mortgages, deeds of trust, assignments, collateral assignments, chattel mortgages, financing statements and other documents, instruments or agreements evidencing, creating, establishing or perfecting Senior Liens.

                "Subordinate Liens" means all liens, security interests, pledges, hypothecations, mortgages and other security devices (except for the Letter of Credit) now or at any time hereafter securing the Subordinate Obligations.

                "Subordinate Trade Credit Documents" means the Subordinate Trade Credit Agreement, the Subordinate Security Documents and all other documents, instruments or agreements evidencing, securing or otherwise pertaining to the Subordinate Obligations as the same may be modified, amended, renewed, extended or restated from time to time.

                "Subordinate Obligations" means all debts, liabilities and obligations of the Borrower or of any guarantors, endorsers or sureties of the Borrower to Subordinate Trade Creditor arising under or pursuant to the Subordinate Trade Credit Documents or otherwise, including, without limitation, all obligations to pay costs, fees and expenses under the Subordinate Trade Credit Documents.

                "Subordinate Security Documents" means all security agreements, pledge agreements, mortgages, deeds of trust, assignments, collateral assignments, chattel mortgages, financing statements and other documents, instruments or agreements evidencing, creating, establishing or perfecting Subordinate Liens.

                "Trade Payments" means any payment (i) made by Borrower to Subordinate Trade Creditor in the ordinary course of Borrower purchasing inventory and services related thereto including return of product by Borrower to Subordinate Trade Creditor for credit; (ii) The Trade Creditor Settlement Payment;

                "Trade Creditor Settlement Payment" means the Two Million ($2,000,000) Dollar payment Borrower is to pay Subordinate Trade Creditor on or before December 31, 1999 pursuant to the Subordinate Trade Credit Agreement and the Plan.

        2. Subordination Generally. To the extent and in the manner provided in this Agreement, the Subordinate Obligations and Subordinate Liens shall be subordinate, junior and inferior in right of payment and priority to the prior payment and priority of the Senior Obligations and the Senior Liens.

        3. Insolvency Proceeding. In addition to the foregoing, upon any distribution of assets of the Borrower pursuant to or during any Proceeding, Senior Lender shall be entitled to

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receive payment in full from such assets of all amounts due or to become due on or in respect of all Senior Obligations, before Subordinate Trade Creditor shall be entitled to receive any payment of any type, excepting Letter of Credit Draws from such assets on account of the Subordinate Obligations, and excepting return of products for commensurate issuance of credit, dollar for dollar in accordance with any so-called "546(g)* program" approved by order of the bankruptcy court (and subject to Senior's Lender rights to object to entry of any such order) will be permitted, and to that end, excepting Letter of Credit Draws and receipts from an approved 546(g)* program, Senior Lender shall be entitled to receive, for application to the payments of the Senior Obligations, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinate Obligations in any such Proceeding. In the event that, notwithstanding the foregoing provisions of this paragraph, Subordinate Trade Creditor shall have received during or pursuant to any Proceeding any payment or distribution of assets of the Borrower of any mind or character, whether in cash, property or securities on account of the Subordinate Obligations, before all Senior Obligations are paid in full or payment thereof provided for, excepting Letter of Credit Draws and receipts from an approved 546(g)* program, such payment or distribution shall be paid over or delivered forthwith to the Senior Lender for application to the payment of all Senior Obligations remaining unpaid, to the extent necessary to pay all Senior Obligations in full, after giving effect to any concurrent payment or distribution to or for the holders of the Senior or Obligations.

        4. Payment Following Acceleration of Subordinate Obligations. In the event the Subordinate Obligations become due and payable before the stated maturity thereof, the Senior Obligations outstanding at such time shall be paid in full, or provision shall be made for such payment in money or in properties or securities acceptable to Senior Lender, and all obligations of the Senior Lender under the Senior Loan Documents shall be terminated, before any Subordinate Lender shall be entitled to receive any payment from the Borrower on account of the Subordinate Obligations excepting Letter of Credit Draws.

        5. Permitted Payments on Subordinate Obligation. Subject to the conditions described in Sections 2, 3, 4 and 6 hereof, and that there has not occurred any Senior Default for which Senior Lender has served upon Borrower and Subordinate Trade Creditor a notice of default (or if a Senior Default has occurred it has been expressly waived, rescinded or annulled writing by Senior Lender) Borrower may make Trade Payments provided further, that the Borrower shall be (i) prohibited from making any prepayment of any such obligations, provided that return of products for commensurate issuance of credit, dollar for dollar will be permitted and (ii) notwithstanding its receipt of the notice of default reference in the first sentence of this section 5, Trade Creditor may be paid Letter of Credit Draws.

        6. Senior Default. Excepting Letter of Credit Draws, in the event of the occurrence of any Senior Default for which Senior Lender has served upon Borrower and Subordinate Trade Creditor a notice of default no payment shall be made by the Borrower on account of the Subordinate Obligations until such Senior Default shall have been expressly waived in writing and acceleration (if any) as a result thereof shall have been expressly waived, rescinded or annulled in writing.




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        7.      Lien Subordination. Regardless of the validity of, or order of creation, possession, attachment, perfection, filing, recording, execution, or delivery of any financing statement, security agreement, pledge agreement, mortgage or other document evidencing, creating or perfecting any Senior Lien or Subordinate Lien, and notwithstanding any contrary provisions of any law, rule or regulation, all Subordinate Liens, and any and all rights of Subordinate Trade Creditor with respect to any Collateral and all proceeds thereof, including, without limitation, rights to receive payment from the proceeds thereof, shall remain inferior and subordinate to the rights of Senior Lender with respect to such Collateral. Until such time as the Senior Obligations are paid in full, Subordinate Trade Creditor shall not at any time commence any Lien Enforcement Action without the express written consent of Senior Lender, which consent is in Senior Lender's discretion; and, in the event that any such consent is granted, any Lien Enforcement Action by Subordinate Trade Creditor shall be expressly undertaken, prosecuted, settled, compromised or otherwise effected at all times subject to the senior and prior rights of the Senior Lender in and to any such Collateral, and all such Collateral or proceeds thereof, or rights obtained with respect thereto, shall be subject to the senior and prior rights of Senior Lender.

        8. Remedial Standstill. Subordinate Lender hereby agrees that in the event any Default of Event of Default occurs under and as defined in the Subordinate Credit Agreement, and as a result thereof Subordinate Trade Creditor intends to commence any Enforcement Action, (other than a Lien Enforcement Action) Subordinate Trade Creditor shall deliver notice thereof (an "Enforcement Notice") to Senior Lender and, unless Senior Lender otherwise consents in writing, Subordinate Trade Creditor shall be prohibited from commencing or prosecuting any Enforcement Action for a period (an "Enforcement Blockage Period") of 120 days following the date of such Enforcement Notice; provided that Subordinate Trade Creditor's commencement of any Lien Enforcement Action shall be governed by Section 7 hereof. After the conclusion of such 120 days, or, in the event Senior Lender accelerates the maturity of the Senior Obligations or commences any Lien Enforcement Action, any Enforcement Blockage Period shall terminate immediately (except as to Subordinate Trade Creditor's commencement of a Lien Enforcement Action which shall be subject to the provisions of paragraph 7 above).

        9. Subrogation. Subject to the payment in full of all Senior Obligations, Subordinate Trade Creditor shall be subrogated to the extent of the payments or distributions made to Senior Lender pursuant to the provisions of the Subordinate Loan Documents and this Agreement, to the rights of Senior Lender to receive payments or distributions of cash, property or securities applicable to the Senior Obligations. For purposes of such subrogation, no payments or distributions to Senior Lender of any cash, property or securities to which Subordinate trade Creditor would be entitled except for the provisions of this Agreement and no payments turned over to Senior Lender pursuant to the provisions of this Agreement by Subordinate Trade Creditor shall, as between the Borrower and creditors of the Borrower other than Senior Lender and Subordinate Trade Creditor, be deemed to be a payment or distribution by the Borrower to or on account of the Subordinate Obligations. Subordinate Trade Creditor shall have no subrogation rights unless and until Senior Lender has received payments in full after Senior Obligations.


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        10.     No Reliance. Each of the Senior Lender and Subordinate Trade
Creditor represents to the other that: (a) it is entering into this Agreement on its own account: (b) entering into this agreement in accordance with all laws, regulations and statutes affecting or otherwise applicable to it; (c) it has reviewed and approved the documents regarding its transactions with the Borrower with its legal counsel; (d) is aware of and able to bear the economic risks involved entering into the arrangements with Borrower; (e) it has been given adequate opportunity to review, and have reviewed all financial and other data and information relating to the Borrower as it deems necessary for it to make a determination to enter into transactions with the Borrower; (f) it has not relied upon the credit judgment or analysis of the other, or otherwise, concerning the Borrower and has, with the assistance of legal counsel, independently reached its own decision, based upon its own assessment and analysis of the financial condition and affairs of the Borrower, as to making any loans or other financial accommodation to the Borrower; and (g) except as expressly provided herein, neither party has any obligation to provide the other with notice with respect to the Borrower's performance of the Senior Obligations or the Subordinate Obligations as the case may be.

        11. Parties in Interest. The provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinate Trade Creditor and the Senior Lender. Nothing contained in this Agreement is intended to or shall impair, as between the Borrower and its creditors other than Senior Lender, and Subordinate Trade Creditor, the obligations of the Borrower which are absolute and unconditional, to pay to Subordinate Trade Creditor the Subordinate Obligations as and when the same shall become due and payable in accordance with their terms.

        12. Rights Not Impaired. No right of Senior Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by Senior Lender, or by any noncompliance by the Borrower or the Subordinate Trade Creditor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof Senior Lender may have or be otherwise charged, with.

        13. Disgorged Payments. To the extent any payment of Senior Obligations (whether by or on behalf of the Borrower, as proceeds of security or enforcement of any right of set off or otherwise) is (a) declared to be fraudulent or preferential, (b) set aside or (c) required to be paid to a trustee, receiver or other similar party under any applicable bankruptcy or insolvency law, then, if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        14. Modifications and Amendments to Senior Obligations. Senior Lender may renew, extend, amend, restructure, waive, compromise or otherwise change the terms of the Senior Obligations and the Senior Loan Documents or release any obligor on, or collateral for, the Senior Obligations on reasonable written notice to Subordinate Trade Creditor. Consistent with the foregoing, Senior Lender may, without notice, (a) extend the date on which payments are required on the Senior Obligations, (b) reduce the interest rate applicable to the Senior Obligations, (c) waive compliance with the terms of the Senior Loan Agreement, including,



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without limitation, charging fee in connection therewith. However, Senior Lender may not extend credit to Borrower in excess of the greater of (i) the Borrowing Base, but not to exceed Advance Rates equal to the lesser of sixty-five (65%) per cent of the Cost of Acceptable Inventory or ninety-five (95%) per cent of the Net Retail Liquidation Value (all as defined in the Senior Loan agreement) and (ii) Forty-Five Million ($45,000,000) Dollars without Subordinate Trade Creditor's Agreement or said amounts in excess of such limits will not have priority over the Subordinate Obligations.

        15. Modifications and Amendments to Subordinate Obligation. Except as expressly provided in the following sentence, without the prior written consent of the Senior Lender, Subordinate Trade Creditor shall not renew, extend, amend, restructure, waive, compromise or otherwise change the terms of the Subordinate Obligations and the Subordinate Trade Credit Documents. Notwithstanding the foregoing, Subordinate Trade Creditor may, without the consent of Senior Lender, (a) extend the date on which payments are required on the Subordinate Obligations, (b) reduce the interest rate applicable to the Subordinate Obligations, or (c) relax or make less restrictive any covenant in the Subordinate Trade Credit Documents, provided however, that Subordinate Trade Creditor may not, without prior written consent of the Senior Lender, waive any default relative to the Subordinate Obligations or Subordinate Loan Obligations.

        16. Payments Held in Trust. Notwithstanding the provisions hereof, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by Subordinate Trade Creditor at any time that payment to or receipt by Subordinate Trade Creditor is prohibited hereunder and of which Subordinate Trade Creditor has received notice, then Subordinate Trade Creditor shall immediately notify Senior Lender of the receipt of such payment, distribution or security and the Subordinate Trade Creditor shall hold all payments received in contravention of the terms hereof in trust for the benefit of, and shall immediately pay the same over or deliver or transfer the same to, Senior Lender for application to the Senior Obligations until all Senior Obligations have been paid in full.

        17. Rights of Refinancing Lender. In the event the Senior Obligations are paid in whole with the proceeds of one or more Permitted Refinancings, regardless of whether or not the Senior Loan Documents are assigned to the refinancing lender, the refinancing lender shall be entitled to all rights of the Senior Lender hereunder and the Subordinate Trade Creditor shall be entitled to all rights hereunder. The obligations of the Borrower to such refinancing lender with respect to such Permitted Refinancing shall constitute "Senior Obligations" as herein defined and shall be on substantially the same terms. Upon request by such refinancing lender, Subordinate Trade Creditor shall enter into a subordination agreement with such refinancing lender on terms substantially similar to this Subordination Agreement.

        18. Continuing Agreement. This is a continuing Agreement and will remain in full force and effect until all of the Senior Obligations have been fully paid, performed and satisfied and until all financing agreements between Senior Lender and the Borrower have been terminated. In the event following such termination and payment in full, any payment of the Senior Obligations is rescinded or must otherwise be returned by Senior Lenders, this Agreement will be deemed to be reinstated.

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        19.     Assignment of Subordinate Obligations. Subordinate Trade
Creditor shall not assign, syndicate, participate to any other person, pledge, encumber or subordinate any part of the Subordinate Obligations or the Subordinate Loan Documents unless the party to which the Subordinate Obligations and the Subordinate Loan Documents are assigned, syndicated, participated, pledged, encumbered or subordinated expressly consents and agrees in writing to the terms and provisions of this Agreement.

        20. Other Subordinate Trade Creditors. Any other subordinate trade creditors of Borrower who are allowed secondary security interests in Collateral of Borrower will be subject to a Subordination and Intercreditor Agreement with Senior Lender on terms no less favorable to Senior Lender than this Agreement.

        21. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

        22. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including bank wire, facsimile and similar writing) and shall be given to such party at its address, facsimile number set forth on the signature pages hereof, or to such other address, facsimile number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request, or other communications shall be effective (1) if given by facsimile, when such facsimile is transmitted to the facsimile numbers specified below and receipt is confirmed by recipient, (ii) if given by mail, three (3) Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified below.

        23. Counterparts, Effectiveness. This Agreement may be signed in a number of identical counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each Subordinate Trade Creditor and Senior Lender shall have received counterparts hereof signed by all of the parties hereto.

        24. No Waiver. No failure or delay by Senior Lender in exercising any power or privilege, hereunder or under the Senior Loan Documents shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or any of the other Senior Loan Documents.

        25. Amendments and Modifications. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Senior Lender and Subordinate Trade Credit.

        26. SUBORDINATE TRADE CREDITOR AGREES THAT NEITHER IT NOR ANY OF ITS ASSIGNEES OR SUCCESSORS SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY SECURITY DOCUMENTS, ANY


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COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE BORROWER AND ITS
ASSIGNS AND SUCCESSORS AND THE SENIOR LENDER, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAD NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE SENIOR LENDER AND THE SUBORDINATE TRADE CREDITOR, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE SUBORDINATE TRADE CREDITOR ACKNOWLEDGES THAT THE SENIOR LENDER HAS NOT AGREED WITH OR REPRESENTED TO IT THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        27. AS BETWEEN SENIOR LENDER AND SUBORDINATE TRADE CREDITOR, WAIVER OF SPECIAL DAMAGES, EXCEPT AS PROHIBITED BY LAW, THE SUBORDINATE TRADE CREDITOR AND SENIOR LENDER HEREBY WAIVE ANY RIGHTS WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WITH RESPECT TO ANY OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THE SENIOR LOAN DOCUMENTS OR THE SUBORDINATE TRADE CREDIT DOCUMENTS, INCLUDING WITHOUT LIMITATION THIS AGREEMENT, AND ANY AMENDMENTS THEREOF, ANY SPECIAL, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES. THE SUBORDINATE TRADE CREDITOR AND SENIOR LENDER AGREE THAT DAMAGES FROM ANY BREACH BY THE OTHER MAY NOT EXCEED THE AMOUNT OUTSTANDING UNDER THE SENIOR LOAN DOCUMENTS OR THE SUBORDINATE TRADE CREDIT DOCUMENTS AND THEN ONLY TO THE EXTENT THOSE DAMAGES ARE A DIRECT RESULT OF THE BREACH. THE SUBORDINATE TRADE CREDITOR AND SENIOR LENDER HEREBY (A) CERTIFIES THAT NEITHER THE SUBORDINATE TRADE CREDITOR NOR SENIOR LENDER, NOR ANY AGENT, REPRESENTATIVE, OR ATTORNEY THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE SUBORDINATE TRADE CREDITOR OR SENIOR LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, BOTH PARTIES ARE RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 27.

        28. FINAL AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Executed and delivered as a document under seal as of the date and year first above written.

SUBORDINATE TRADE CREDITOR                                Address for Notice:
--------------------------

INGRAM BOOK COMPANY                                       Frank A. Korrigan
                                                          Sr. VP and CFO
                                                          Ingram Book Company
By:  /s/  Frank A. Kerrigan                               One Ingram Blvd.
   ------------------------------------                   Las Verne, TN  37086
     Frank A. Kerrigan
     Senior Vice President and
     Chief Financial Officer                              With a copy to:

                                                          General Counsel
                                                          Ingram Book Group Inc.
                                                          One Ingram Blvd.
                                                          Las Verne, TN  37086

SENIOR LENDER
-------------

PARAGON CAPITAL, L.L.C.                                   Address for Notice:

                                                          Andrew H. Moser, President
By:  /s/  Robert J. Shusterman                            Paragon Capital, L.L.C.
   ------------------------------------                   Hillsite Office Building, Suite 400
     Robert J. Shusterman                                 Needham, Massachusetts 02494
     Executive Vice President and                         Fax No. (781) 707-2107
     Chief Credit Officer

SENIOR LENDER:
---------------

FOOTHILL CAPITAL CORPORATION                              Address for Notice:


By:  /s/  Christopher O'Conner                            Steven Cole, Vice President
   ------------------------------------                   Foothill Capital Corporation
     Christopher O'Conner                                 60 State Street, Suite 1150
                                                          Boston, MA  02109
                                                          Fax No. (617) 722 -9493



                                                          With a copy to:

                                                          Shapiro, Israel & Weiner, P.C.
                                                          100 North Washington Street
                                                          Boston, Massachusetts 02114-2126
                                                          Attn:  Joel B. Rosenthal
                                                          Fax No.:  (717) 742-2355

ACKNOWLEDGED AND AGREED

        The Borrower hereby acknowledges and consents to the terms of this Agreement as set forth above and hereby agrees to observe each and every provision of this Agreement applicable to the Borrower.


CROWN BOOKS CORPORATION



BORROWER


By:    /s/  Steven G. Panagos
     ---------------------------------------
     Steven G. Panagos, Responsible Officer